================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------





                           EXHIBITS TO FORM 10-KSB/A

                 ANNUAL REPORT UNDER SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995





                         LITHIUM TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


================================================================================

                                                                   Exhibit 10.14
                                                                   -------------


                        TECHNOLOGY DEVELOPMENT AGREEMENT



THIS AGREEMENT is made effective the 29th day of March, 1996 ("Effective Date") by and between Lithium Technology Corporation, a corporation having offices in Plymouth Meeting, Pennsylvania ("LTC"), and Mitsubishi Materials Corporation, having offices in Tokyo, Japan ("Mitsubishi"), and Mitsui & Co., Ltd., having offices in Tokyo, Japan ("Mitsui"). Mitsubishi and Mitsui are hereinafter referred to collectively as the "Consortium".



                                  WITNESSETH:


WHEREAS, LTC has under development and owns various technologies for the development and manufacture of solid-state lithium-polymer batteries.


WHEREAS, LTC wishes to further develop this technology so that it can be commercially exploited;

WHEREAS, the Consortium wishes to assist further development work by LTC, and LTC is willing to carry out such development work, with the assistance of the Consortium, on the terms and conditions set forth in this Agreement;

WHEREAS, the Consortium and LTC anticipate that this Agreement is the first step in a broad strategic alliance for the research and development, manufacture, distribution, promotion and sales of lithium-polymer batteries;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE I - DEFINITIONS
                            -----------------------

As used in this Agreement, the following terms have the meanings set forth in this Article. All Article and Section numbers, and schedule references, used in this Agreement refer to Articles and Sections of, and schedules to, this Agreement unless otherwise specifically described.

(1.01) "Technology" shall mean intentions, patents, know-how, trade secrets, information, data, manufacturing processes, designs, ideas, and the like, relating to lithium-polymer batteries.

(1.02) "LTC Process Technology " shall mean all Technology developed independently by LTC for the manufacture of lithium-polymer batteries, including without limitation, benchtop line technology.

(1.03) "LTC Battery Technology" shall mean all Technology developed independently by LTC relating to the composition and construction of lithium-polymer batteries, including without limitation, baseline high energy cell technology.

(1.04) "LTC Technology" shall mean all LTC Process Technology and LTC Battery Technology. LTC Technology consists of LTC Core Technology and LTC New Technology.

(1.05) "LTC Core Technology" shall mean all Process Technology and Battery Technology owned by LTC prior to the date of this Agreement.

(1.06) "LTC New Technology" shall mean all Process Technology and Battery Technology developed independently and owned by LTC subsequent to the date of this Agreement.

(1.07) "Consortium Technology" shall mean all Technology developed by the Consortium for the manufacture of lithium-polymer batteries or relating to the composition and construction thereof independently developed and owned prior to or subsequent to the date of this Agreement.

(1.08) "Joint Technology" shall mean all Technology developed jointly by the parties irrespective of the form of Consortium's contribution, including without limitation, disclosure of Consortium R&D plan, bi-monthly reports, information exchange meetings, on-site technical support, etc., in the development of LTC New Technology, regardless of whether patentable or not.

(1.09) "Products" shall mean those commercially exploitable battery products meeting the technical specification, quality and other itemized figures as listed on Schedule A attached hereto in the manner satisfactory to the Consortium.

                      ARTICLE II - PURPOSE AND OBJECTIVES
                      -----------------------------------

(2.01) LTC shall further develop the LTC Technology as it relates to the Products. The Consortium, as potential manufacturers and distributors of Products, also wishes to see the further development of the LTC Technology. Accordingly, the Consortium agrees to help fund for the further testing and development work by LTC on the LTC Technology, as set forth in detail in Article III. The Consortium will also provide certain other forms of cooperation in support of LTC's development effort and the parties will exchange information concerning the further development of the LTC Technology, all as set forth in detail in Article IV.

(2.02) The general objective of the parties under this Agreement will be to technically advance the LTC Technology as it relates to the Products. In this regard, LTC shall devote the bulk of its time and effort in developing LTC Technology to complete the Products. The primary application of LTC Technology for Products shall be listed in Schedule A.

         However, the Consortium's obligations to LTC with respect to the development program shall be fully defined by this Agreement and the Consortium shall have no obligation with respect to the development of the LTC Technology nor any obligation to provide funding or support to LTC beyond what is explicitly set forth herein or in the Agreements referred to herein.

                    ARTICLE III - FUNDING BY THE CONSORTIUM
                    ---------------------------------------

(3.01)   The Consortium shall make payment to LTC in the amount as follows:
         Mitsubishi $1,500,000; Mitsui $900,000 (hereafter the total amount in dollars referred to as the "Proceeds"), in consideration of:

         (a) 605,336 shares of LTC restricted Common Stock whose number is calculated by the Proceeds divided by mutually agreed price per share, $3.964745 which represents 4% of all the outstanding shares of Common Stock, all the outstanding shares of Preferred Stock (convertible to Common) and the shares to be issued to the holders of convertible promissory notes of LTC (which notes are to be converted simultaneously with the Closing), after the issuance thereof, and after a 1:30 reverse split on 8 February 1996 as listed on Schedule B;

         (b) an exclusive option right, exercisable at the sole discretion of the Consortium, to be granted license to LTC's Technology, under mutually agreeable terms to be negotiated, necessary for the manufacture, distribution and sales of Products as specified in Article VII; and

* Confidential treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


         (c)     any other rights as provided in this Agreement.

(3.02) The funding provided by the Consortium pursuant to Section 3.01 will be paid to LTC upon the issuance and delivery of Common Stock mentioned in Section 3.01(a) and execution of the Subscription and Stock Purchase Agreement.

(3.03) The funding provided by the Consortium pursuant to Section 3.01 is intended by the parties to cover expenses of LTC exclusively related to the further development of the LTC Technology as it relates to the Products.


              ARTICLE IV - CONDUCT OF THE DEVELOPMENT PROGRAM;
                           EXCHANGE OF INFORMATION
                           -----------------------

(4.01)   *





(4.02) Six months after signing this agreement, LTC and the Consortium shall start to discuss the progress and achievement of LTC Battery Technology development and LTC Process Technology development to be conducted hereunder. LTC shall continue LTC Technology development as it relates to the Products.



(4.03)   *




(4.04) Notwithstanding any provisions as contained herein, the Consortium shall be entitled to terminate this Agreement, at its discretion, at any time unconditionally and without incurring any liability to LTC hereunder upon 30 days prior written notice to LTC.

(4.05) Within thirty (30) days from the date of this Agreement, the Consortium shall provide LTC with a written outline describing in reasonable detail, as LTC has done in Schedules C and D, its proposed research, development, and testing activities for the first six months of this Agreement ("Consortium R&D Plan", Schedules C and D "LTC R&D Plan", Consortium R&D Plan and LTC R&D Plan collectively called "R&D Plan").

         Similar R&D Plans shall be prepared and exchanged by the parties on the first and subsequent six month anniversaries of this Agreement unless terminated pursuant to Section 4.04. Each party shall give due consideration to any suggestions or advice received from the other with respect to its R&D Plan. However, the exact manner in which each party implements its R&D Plan shall be within that party's sole discretion.

(4.06) At LTC's request, the Consortium may support LTC's development effort by: (a) performing limited testing and development work with respect to Products (the extent of such work to be solely within the Consortium's discretion); and (b) by providing other technical expertise agreeable to LTC and the Consortium, to include on-site engineers at LTC's facility as described in Section (4.13) below.

(4.07) In addition to the work described in Section 4.06, the Consortium at its option may perform further testing or development work on LTC Technology, but in no event shall the Consortium be required to perform such further work.

(4.08) LTC shall disclose to the Consortium all information generated by LTC's work under this Agreement, including without limitation all test results, data, trade secrets, and ideas (whether or not patentable), and other Technology hereunder. Such disclosures shall be made in writing pursuant to Section 4.09. All such disclosures by LTC shall be made pursuant to the confidentiality provisions of Article VII.

(4.09)   In order to facilitate the disclosure of information as set forth in
         Section 4.08, LTC shall provide the Consortium with written reports of LTC's activities pursuant to this Agreement. The first such report will be delivered to the Consortium not later than two months from the date of this Agreement and additional reports will be delivered thereafter at bimonthly intervals during the term of this Agreement. The reports shall contain a reasonably detailed account of LTC's activities under this Agreement, including supporting data, as well as a description of any significant technical advances (including patentable ideas) which have occurred during such bi-monthly periods.

(4.10) During the term of this Agreement, the Consortium will promptly disclose to LTC all information generated by the Consortium directly arising out of the Consortium's work on LTC Technology, including without limitation all test results, data, trade secrets, and ideas (whether or not patentable) and other Technology hereunder. LTC explicitly acknowledges that the Consortium shall have no obligation to disclose to LTC any information not directly arising out of the Consortium's work on LTC Technology and further that the Consortium shall reserve any rights, title and interest in and to Consortium

         Technology, irrespective of the execution and performance of this Agreement. Disclosures shall be made in writing to the extent reasonably possible pursuant to Section 4.11. All such disclosures by the Consortium shall be made pursuant to the confidentiality provisions of Article VII.

(4.11)   In order to facilitate the disclosure of information as set forth in
         Section 4.10, the Consortium shall provide LTC with written reports of the Consortium's activities in support of the development program pursuant to Sections 4.06 and 4.07. The first such report will be delivered to LTC not later than two months from the date of this Agreement and additional reports will be delivered thereafter at bi-monthly intervals during the term of this Agreement. The reports shall contain a reasonably detailed account of the Consortium's activities under Sections 4.06 and 4.07, including supporting data, as well as a description of any significant technical advances (including patentable ideas) which have occurred during such bi-monthly periods; but in no event shall the Consortium be required to include in such reports any information as to its activities which does not relate to LTC Technology.

(4.12) In order to further facilitate the exchange of information contemplated under this Article, the parties agree to have periodic meetings to review and discuss the activities of LTC under this Agreement and the activities of the Consortium in support thereof.
         The first such meeting shall take place three (3) months from the date of this Agreement. Each meeting shall take place at a mutually convenient time and place. Among the matters to be discussed at each such meeting are: (a) the status of each party's work under their current R&D Plan as mentioned in Section 4.05, as well as any amendments or modifications that party may wish to make to such R&D Plan, and (b) whether any patentable developments have been made by the parties during the preceding quarter and, if so, how such developments are to be handled pursuant to the procedures established in Article V. Such meetings are to be in aid of, but not in lieu of, the parties and duties of disclosure pursuant to this Article.

         Each party shall pay its own costs of travel and lodging associated with these periodic meetings.

(4.13) The Consortium shall have the right to dispatch and station technical representatives of the Consortium to evaluate support LTC Technology development at LTC's facility where the work on LTC Technology is being conducted. LTC shall receive such technical representatives and give them reasonable accommodations and facilities in which to work.

         Further, the Consortium shall have the right to visit, on a quarterly basis, LTC's facility where the work on LTC Technology is being conducted, to inspect the laboratory notebooks and other records related to Technology development activities as maintained by LTC's scientists and technicians, to consult with such scientists and technicians and to observe experiments in progress. Such visits shall be conducted by the Consortium in a manner which will not unduly interfere with or obstruct the progress of LTC's work.

         LTC and its personnel shall extend their full cooperation to the Consortium's dispatched technical representatives in connection with any such on-site technical evaluation, support or visits.

(4.14) The Consortium and LTC shall cooperate in (a) promoting Technology to selected OEMS; (b) identifying potential OEM customers; (c) facilitating appropriate contacts between LTC and selected OEMS; (d) helping to identify and define OEM power source requirements and specifications; and (e) assisting LTC in tailoring Technology and Products to specific OEM applications requirements.


                  ARTICLE V - OWNERSHIP OF AND CONTRIBUTION TO
                                  THE TECHNOLOGY
                                  --------------

(5.01) LTC shall be the sole owner of all LTC Technology which (a) exists prior to this Agreement (LTC Core Technology) and (b) is developed by LTC independently at any time during the period of this Agreement (LTC New Technology), and in turn, the Consortium shall be the sole owner of all Consortium Technology which (a) exists prior to this Agreement and (b) is developed by the Consortium independently at any time during the period of this Agreement.

(5.02) Joint Technology shall be jointly owned by LTC and the Consortium in proportion to the contribution made by each party.

(5.03) In the reports to be prepared by the parties pursuant to Section 4.09 and 4.11, each party shall identify all significant items of Technology developed during the period covered by such reports and shall characterize each such item of Technology as LTC Technology, Consortium Technology, or Joint Technology. Should the party receiving the report disagree with the characterization of any item of Technology, that party shall raise its objection by written notice to the other party at least five days prior to the first meeting pursuant to Section 4.12 subsequent to its receipt of such report (or, if this Agreement has expired or terminated, within thirty (30) days of the receipt of such report), and the failure of any party to raise such objection shall constitute a waiver of its right to so object.

(5.04) If the parties are unable in good faith to resolve an objection which arises under Section 5.03, then the objection shall be resolved as follows in each instance:

         (a) The parties shall cooperate to find a patent attorney who (i) has substantial experience in U.S. patent matters, (ii) is familiar with the technology in question or closely related technologies, and (iii) is independent of both LTC and the Consortium. In the event that the parties are unable to agree on the selection of such attorney within thirty (30) days after this procedure has been invoked, then the attorney shall be appointed by the American Arbitration Association ("AAA"), 140 West 51st Street, New York, New York 10020. In making its appointment, the AAA shall be bound by the factors set forth above in this sub-paragraph. The selection of any such person (hereafter, the "Independent Attorney") shall not be final or binding on either party unless both parties agree on and accept such person in writing (or until the AAA makes its selection, as the case may be), and until the person so selected has agreed to perform the task set forth herein on a confidential basis. Each such selection shall be treated on a separate basis, and acceptance by a party of a particular individual as the Independent Attorney in any one case shall not be binding with respect to selection of the Independent Attorneys in a subsequent case. However, if both parties agree, the Independent Attorney need not be bound by the AAA rules.

         (b) The Independent Attorney shall be provided with a copy of the invention disclosure. The Independent Attorney shall be permitted to interview the inventor(s) or others at LTC or the Consortium with knowledge of the invention, and to obtain copies of LTC or the Consortium laboratory notebooks, memoranda, or other documents relating to the invention. The Independent Attorney may, if necessary, conduct a search of the art to locate all prior art references which pertain to the invention. Each party shall, within thirty (30) days of the selection of the Independent Attorney, provide the Independent Attorney with a brief statement of its views on the objection which has been raised.

         (c) Based on the investigation pursuant to Article 5.04 (b) herein, the Independent Attorney shall be required to provide LTC and the Consortium within two (2) months of his selection with a written statement setting forth his opinion on the objection. This period of two (2) months may be extended upon the mutual agreement of the Consortium and LTC. If the Independent Attorney fails to provide an opinion within the two month period or such extended period, then the parties may select a different Independent Attorney in accordance with the provisions of this Article V. Either party shall have thirty (30) days from the receipt of such opinion to submit a statement to the Independent Attorney calling his attention to any errors or mistakes which such party believes exists in his opinion, and the Independent Attorney shall respond in writing to both parties setting forth either a reaffirmation or modification of his original opinion within thirty (30) days thereafter. The final opinion of the Independent Attorney shall be binding and conclusive on both LTC and the Consortium, and neither party shall further dispute the matters considered by the Independent Attorney.

         (d) All costs incurred by the Independent Attorney and all charges submitted by him shall be shared equally by LTC and the Consortium.

(5.05) The preparation, filing, prosecution, maintenance and enforcement of all patent applications and patents arising from Joint Technology shall be made in the name of LTC and the Consortium and under the control of both LTC and the Consortium and all charges (including attorney's fees) arising from such activity and any recovery from enforcement of such patent property shall be shared equally between the parties. However, if the Consortium explicitly waives the right to control any patent applications or patents in certain countries, LTC shall prepare, file, prosecute, maintain and enforce such patent applications or patents in such countries at its own expense.

(5.06) In order that all patent applications and patents be properly supported and documented, each party shall require all of its scientists and technicians to maintain laboratory notebooks of their experimentation and concepts relating to LTC Technology. These notebooks shall be signed by the writer and maintained in accordance with customary scientific practices. Each party will periodically review its notebooks to ensure that they are properly documented and witnessed so as to be suitable evidence of work performed.

(5.07) Each party shall provide support to the other party in all matters pertaining to the filing, prosecution and enforcement of any patent applications or patents on LTC Technology and Joint Technology. Such support shall include, (a) patent strategies; (b) patent filings in Japan and other countries; (c) the execution of documents and (d) the provisions of information or testimony.

(5.08) In the event the Consortium decides to terminate this Agreement under the provisions of Section (4.04), or upon the termination of this Agreement under the provisions of Section (8.01), the Consortium and LTC shall have equal rights to use the Joint Technology on a worldwide, royalty free basis.

                        ARTICLE VI - CONFIDENTIALITY
                        ----------------------------

(6.01)   During the term of this Agreement and an additional period of three
         (3) years thereafter each party shall hold in confidence, not disclose to any third party, and not use for its own business purposes other than as contemplated in this Agreement without prior written approval of the other party, all confidential information concerning Technology received from the other party pursuant to this Agreement. Confidential information must be designated as such in writing at the time of disclosure, and if disclosed orally or visually, reduced in written statement and submitted by disclosing party to receiving party with 15 days of such disclosure.

* Confidential treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


(6.02) The obligations of each party under Section 6.01 shall not extend to any information which:

         (a) is known to the receiving party or an affiliate thereof as of the date of the original signing of a Confidentiality Agreement with LTC by the Consortium members (Mitsubishi -- 3 March 1995; Mitsui -- 22 September 1995);

         (b) is known to the public as of the date of this Agreement or subsequently becomes known to the public through no fault of the receiving party or its agents;

         (c) becomes known to the receiving party or its affiliates from a third party not under an obligation of confidentiality to disclosing party;

         (d) is independently developed by the receiving party without reference to confidential information;

         (e)     is required by law.

         ARTICLE VII - LICENSING AND DISTRIBUTORSHIP OPTION RIGHTS
         ---------------------------------------------------------

(7.01) LTC hereby agrees to grant the Consortium the exclusive option right, exercisable at its discretion, to enter into a licensing agreement with LTC, under mutually agreeable terms to be negotiated not less favorable than terms granted to any other licensee, to use LTC Technology necessary for the manufacture of Products on an exclusive basis (with LTC abstaining from using LTC Technology in any manner) in the Asian and Oceanian countries listed in Schedules F and H, and on a co-exclusive basis (LTC and the Consortium share exclusivity) with respect to European, North American and South American countries listed in Schedules G, I, and J. In each of these co-exclusive regions, the Consortium and LTC anticipate establishing a joint venture for manufacturing operations. *

(7.02) LTC hereby agrees to grant the Consortium the exclusive option right to enter into a distributorship agreement with LTC, under mutually agreeable terms to be negotiated not less favorable than terms granted to any other potential distributors, to distribute and sell the Products, as manufactured by LTC, by a joint venture in which LTC participates, by the Consortium, or by a joint venture in which the Consortium participates, on a world-wide exclusive basis. *

(7.03) LTC reserves the right to manufacture and license LTC Technology in markets other than those listed in Schedules F and H.

                      ARTICLE VIII - TERM AND TERMINATION
                      -----------------------------------

(8.01) Unless earlier terminated pursuant to the provisions of Section 4.04, this Agreement shall have a term of two (2) years from the date first written above. The provisions of Articles V, VI and VII shall survive any termination or expiration of this Agreement, and thus for the purpose of granting the option rights described in Article VII, LTC shall without delay notify the Consortium three months before the completion of the Product to act upon their option rights.

(8.02) Further, in case of expiration or termination of this Agreement, the $2,400,000 paid by the Consortium to LTC pursuant to Section 3.01 shall be non-refundable, and the stock shares pursuant to Section 3.01(a) shall continue to be owned by the Consortium.

(8.03) This Agreement may be renewed or extended on terms mutually agreeable to the Consortium and LTC.

                            ARTICLE IX - GENERAL
                            --------------------

(9.01) This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by either party which is not set forth in this Agreement or the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not so set forth.

(9.02) All notices and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered by hand or mailed (first-class mail, postage prepaid, registered or certified mail) or sent by electronic telecommunications to the appropriate address as follows:

         If to LTC:               Mr. David J. Cade
                                  Vice President of Marketing
                                  Lithium Technology Corporation
                                  5115 Campus Drive
                                  Plymouth Meeting, Pennsylvania 19462-1129 USA

         If to the Consortium:    Dr. Taizo Ohmura
                                  Associate Director and General Manager
                                  R&D Department
                                  Research and Corporate Development Division
                                  Mitsubishi Materials Corporation
                                  1-5-1, Ohtemachi, Chiyoda-ku, Tokyo 100,
                                  Japan

                                  Mr. Koichi Suzuki
                                  General Manager
                                  Electronic Devices and Equipment Division
                                  Mitsui & Co., LTD.
                                  1-2-1, Ohtemachi, Chiyoda-ku, Tokyo 100,
                                  Japan

         Any party may change the address to which such communications are directed to it by giving notice to the other in the manner provided in this Section.

(9.03) No party shall be liable for any loss, damage, delay or failure of performance resulting directly from any cause which is beyond its reasonable control, including but limited to acts of God, extraordinary traffic conditions, riots, civil disturbances, wars, states of belligerency or acts of the public enemy, strikes, work stoppages, or the laws, regulations, acts or failure to act of any governmental authority.

(9.04) The construction and performance of this Agreement shall be governed by the law of the State of New York, United States of America.

(9.05)   The parties agree that prior to invoking the arbitration provisions of
         Section 5.04 or to resolve any other disputes relating to the subject matter of this Agreement, they shall first submit such disputes to a senior management review panel consisting of one representative of the management level designated by each party.

         Any dispute or claim arising out of or relating to this Agreement, or the breach thereof (except for the dispute arising out of or relating to Section 5.04 which shall be settled by such Section 5.04), shall be settled by arbitration in New York, New York, U.S.A. in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

(9.06) The obligations hereunder of each party to export Technology and Products and grant the rights herein shall at all times be subject to such restrictions and limitations as may be imposed upon it by the laws and regulations and other administrative acts, now or hereafter in effect, of the Japanese Government and the United States Government, respectively, and their departments and agencies. LTC shall obtain any approval, consent or license necessary for the performance of its obligations under this Agreement.

(9.07)   Publicity

         (a) The parties agree to keep the terms and conditions of this Agreement confidential and not to disclose any of its provisions, without the express written consent of the other party except that the parties may disclose the same, under the confidentiality restrictions no less stringent than those herein contained, to:

                 i)       its affiliates;
                 ii)      as may be required by law; and,
                 iii) counsel advisors, patent agents, certified public accountants or tax agents retained by the party or its affiliate.

         (b) Notwithstanding the foregoing paragraph, the Consortium and LTC agree to issue, within ten (10) days of the Effective Date of this Agreement, a joint public announcement of the existence of this Agreement, and of the intent of the parties hereunder. This announcement will be jointly approved as to form, content and media by the Consortium and LTC prior to the date of release. In addition to the press releases, the Consortium and LTC may conduct such other interviews, press conferences, and other media releases as may be required, and may conduct advertising and marketing activities, provided the information disclosed is consistent with the level of detail and the scope of the press releases or other mutually agreed upon material.

(9.08) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

(9.09) This Agreement and the rights herein may not be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto, except that the Consortium may, without the consent of LTC, assign this Agreement (a) to an affiliate or subsidiary of any member of the Consortium (provided that the Consortium shall continue to be liable for all performance of such assignees after such assignment) or (b) to a subsequent purchaser of the Consortium's battery manufacturing, distribution and sales businesses.

(9.10) The Consortium reserves the right to add or delete members, subject to the prior consent in writing of LTC. Any transfer of shares originally issued pursuant to Section 3.01(a) to additional Consortium members shall be subject to the prior consent in writing of LTC and in accordance with U.S. Securities Laws.

(9.11) Subject to the provisions and constraints of this Agreement, LTC reserves the right to enter into relationships with potential manufacturers, distributors and customers of LTC's Technology and Products. LTC also reserves the right to enter into relationships and licensing arrangements with other companies for applications which are outside the scope of Schedule A of this Agreement, such as Aerospace and Defense. The execution and performance of this Agreement shall not restrict the ability of the Consortium or its affiliates to carry on their existing business or seek or make any other business opportunity, including without limitation, research and development, manufacture, distribution or sales of any products competitive with Products or LTC Technology unless such activities contravene the confidentiality restriction as mentioned in Article VII.

(9.12) This Agreement may be amended or terminated, or any of the terms hereof may be waived, only by a writing amends, terminates, or waives such terms, and executed by duly authorized representatives of the parties or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any breach of any other term.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement on the date first above written.



                                    Lithium Technology Corporation


                                    /s/ David J. Cade
                                    -----------------------------------
                                    David J. Cade
                                    Vice President of Marketing



                                    Mitsubishi Materials Corporation


                                    /s/ Taizo Ohmura
                                    -----------------------------------
                                    Taizo Ohmura
                                    Associate Director and General Manager
                                    R&D Department
                                    Research and Corporate Development Division



                                    Mitsui & Co., Ltd.


                                    /s/ Koichi Suzuki
                                    ---------------------------------
                                    Koichi Suzuki
                                    General Manager
                                    Electronic Devices and Equipment Division

* Confidential treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.

                                Schedule - A

                                  *

                                Schedule - B


LTC's outstanding stock
- -----------------------
                                                                                              Proforma
                                                         Authorized         Outstanding       Outstanding
                                                         ----------         -----------       after Split
                                                                                              -----------
Prior to reverse split of 1 for 30                       100,000,000        100,000,000       3,333,333*
Effective as of 8 February 1996
- -------------------------------
Class A Common Stock
Each share is entitled to 3 votes
2 shareholders
- --------------
Stephen F. Hope (55,033,333)
(son of founder)
Majestic Hopes (44,966,667)
(original investor group)

Class B Common Stock                                     500,000,000        125,813,830       4,193,794*
Each share is entitled to 1 vote
                                                                            225,813,830       7,527,127
Conversion of all Outstanding Preferred Stock                                13,607,200         453,573*
                                                                             ----------         -------
                                                                            239,421,030       7,980,700

* Convert to One Class of Common Stock After Reverse
Split.


Proforma, giving effect to Reverse Split
of 1 for 30, New Capitalization and
Issuance of Shares to the Consortium
- ------------------------------------
"New" Common Stock par value $.01
Each share is entitled to 1 vote                         500,000,000          7,527,127

Assumed conversion of preferred stock                                           453,573
Assumed conversion of promissory notes                                        6,396,000
Issued to the Consortium                                                        605,336
                                                                                -------
(14,376,700/.95 = 15,133,368 x .04)

* Confidential treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.

                                     Schedule - C

                 *

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

                 *


                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *
1.

2.               *

2.1

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.

                 *                Schedule - D


         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________



                 *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.

             *                     Schedule - E

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


             *

* Confidential Treatment has been granted by the Commission to Lithium Technology Corporation. The omitted material has been filed separately with the Commission pursuant to the application for confidential treatment.


                 *






                 *

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________



                 *

                                 Schedule - F



                          Asian counties designation
                          --------------------------

                                    Japan
                              Republic of Korea
                                Taiwan R.O.C.
             The People's Republic of China (including Hong Kong)
                                  Singapore
                                   Malaysia
                                   Thailand
                         Republic of The Philippines
                                  Indonesia
                                    India
                                   Vietnam

                                 Schedule - G


                        European countries designation
                        ------------------------------

                         Federal Republic of Germany
                                United Kingdom
                                   Ireland
                                    France
                                    Spain
                                    Italy
                                   Austria
                                 Switzerland
                                   Belgium
                                 Netherlands
                                    Norway
                                    Sweden
                                   Finland
                              Russian Federation

                                  Schedule - H



                        Oceanian countries designation
                        ------------------------------

                                  Australia
                                 New Zealand


                                 Schedule - I

                     North American countries designation
                     ------------------------------------

                                    Canada
                         The United States of America
                                    Mexico

                                 Schedule - J

                     South American countries designation
                     ------------------------------------

                                    Brazil
                                  Venezuela
                                     Peru
                                  Argentina
                                    Chile